                                                                    EXHIBIT 99.1

NEWS

                                                                      [AIG LOGO]


Contact:  Charlene M. Hamrah (Investment Community)
          (212) 770-7074
          Joe Norton (News Media)
          (212) 770-3144

           AIG REPORTS THIRD QUARTER 2004 NET INCOME OF $2.51 BILLION
           ($0.95 PER SHARE) AND NET INCOME EXCLUDING REALIZED CAPITAL
              GAINS AND LOSSES OF $2.54 BILLION ($0.97 PER SHARE);
                     BOTH INCLUDE NET CATASTROPHE LOSSES OF
                        $512.2 MILLION ($0.19 PER SHARE)

NEW YORK, NY, October 21, 2004 - American International Group, Inc. (AIG) today reported third quarter 2004 net income of $2.51 billion or $0.95 per share, compared to $2.34 billion or $0.89 per share in the third quarter of 2003. Third quarter 2004 net income excluding realized capital gains (losses), was $2.54 billion or $0.97 per share, compared to $2.58 billion or $0.98 per share in the same period of 2003. Third quarter 2004 after tax net catastrophe losses from hurricanes and typhoons were $512.2 million or $0.19 per share, compared to after tax net catastrophe losses of $46.2 million or $0.02 per share in the third quarter of 2003. Third quarter 2004 net income excluding realized capital gains (losses) and catastrophe losses increased 16.5 percent to $3.06 billion or $1.16 per share, compared to $2.62 billion or $1.00 per share in the same period of 2003.
                                  THIRD QUARTER
                     (in millions, except per share amounts)

                                                                                       PER SHARE
                                                                                       ---------
                                            2004         2003       Change      2004       2003      Change
                                            ----         ----       ------      ----       ----      ------
Net income                                $2,512.5     $2,336.5       7.5%      $0.95       $0.89      6.7%

Realized capital gains (losses),
   net of tax                               (31.6)       (241.6)      -         (0.02)      (0.09)     -

Net income, excluding realized
   capital gains (losses), net of tax     2,544.1       2,578.1      (1.3)       0.97        0.98     (1.0)


Catastrophe losses, net of tax             (512.2)        (46.2)      -         (0.19)      (0.02)     -

Net income, excluding
   realized capital gains
   (losses) and catastrophe losses,
   net of tax                            $3,056.3      $2,624.3      16.5%      $1.16       $1.00     16.0%

Average shares outstanding                                                    2,628.3     2,627.6

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

         Net income for the first nine months of 2004 rose 22.3 percent to $8.03 billion or $3.05 per share, compared to $6.57 billion or $2.50 per share in the first nine months of 2003. For the first nine months of 2004, net income excluding realized capital gains (losses) and the cumulative effect of an accounting change increased 12.3 percent to $8.39 billion or $3.19 per share, compared to $7.46 billion or $2.84 per share in the same period of 2003. After tax net catastrophe losses for the first nine months of 2004 were $512.2 million or $0.19 per share, compared to $46.2 million or $0.02 per share in the same period of 2003. For the first nine months of 2004, net income excluding realized capital gains (losses), the cumulative effect of an accounting change and catastrophe losses increased 18.5 percent to $8.90 billion or $3.38 per share, compared to $7.51 billion or $2.86 per share in the same period of 2003.

                                   NINE MONTHS
                     (in millions, except per share amounts)

                                                                                       PER SHARE
                                                                                       ---------
                                               2004        2003      Change       2004        2003      Change
                                               ----        ----      ------       ----        ----      ------

Net income                                  $8,030.4     $6,566.9     22.3%       $3.05        $2.50     22.0%

Realized capital gains (losses),
   net of tax                                 (173.5)      (897.8)     -          (0.07)       (0.34)     -

Cumulative effect of an accounting
   change, net of tax*                        (181.4)        -         -          (0.07)       -          -

Net income, excluding realized capital
   gains (losses) and cumulative
   effect of an accounting change, net
   of tax                                    8,385.3      7,464.7     12.3         3.19         2.84      12.3

Catastrophe losses, net of tax                (512.2)       (46.2)     -          (0.19)       (0.02)     -

Net income, excluding
   realized capital gains
   (losses), cumulative effect of an
   accounting change and catastrophe
   losses, net of tax                       $8,897.5     $7,510.9     18.5%       $3.38        $2.86     18.2%

Average shares outstanding                                                      2,630.0      2,627.7

   * Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

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

         Income before income taxes and minority interest for the third quarter of 2004 was $3.96 billion, a 13.0 percent increase over $3.50 billion in the third quarter of 2003. Income before income taxes, minority interest and cumulative effect of an accounting change for the first nine months of 2004 was $12.64 billion, a 28.2 percent increase over $9.86 billion in the same period of 2003. The following chart provides a summary of the realized capital gains (losses) and catastrophe losses included in these results:

                                                         NINE MONTHS                          THIRD QUARTER
                                                                            (in millions)

                                                 2004           2003      Change        2004         2003      Change
                                                 ----           ----      ------        ----         ----      ------
Income before income taxes, minority
interest and cumulative effect of an
accounting change                              $12,637.7      $9,857.8      28.2%     $3,957.4    $ 3,503.5     13.0%

Realized capital gains (losses)                   (248.5)     (1,347.8)     -            (44.4)      (359.3)      -

Catastrophe Losses:

Domestic Brokerage Group                           405.8          47.5      -            405.8         47.5       -
Personal Lines                                      24.7           5.0      -             24.7          5.0       -
Transatlantic Holdings, Inc. (a)                   165.0           3.5      -            165.0          3.5       -
Foreign General                                    140.3          16.5      -            140.3         16.5       -

Life (Home Service) (b)                              4.7          -         -              4.7         -          -
Minority owned companies - AIG share:
      Allied World Assurance
         Holdings, Ltd                              39.4          -         -             39.4         -          -
      IPC Holdings, Ltd.                            24.4          -         -             24.4         -          -
      Fuji Fire & Marine Insurance
         Company Limited                            10.0          -         -             10.0         -          -
                                                    ----       ---------              ---------   ----------
Total Catastrophe Losses                          (814.3)        (72.5)     -           (814.3)       (72.5)      -

Income before income taxes, minority
interest, cumulative effect of an
accounting change, realized capital
gains (losses) and catastrophe losses          $13,700.5     $11,278.1      21.5%     $4,816.1     $3,935.3     22.4%

      (a)   AIG's share is $99.0 million in 2004 and $2.1 million in 2003.
      (b)   Relates to minor property-casualty subsidiaries currently in runoff.

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

HIGHLIGHTS OF THE THIRD QUARTER 2004 INCLUDE:

                                                  2004                 2003               Change
                                                  ----                 ----               ------
CONSOLIDATED
Net Income, excluding
   realized capital gains (losses)           $2.54 BILLION         $2.58 billion          (1.3%)

Net Income, excluding
   realized capital gains (losses)
   and catastrophe losses                    $3.06 BILLION         $2.62 billion          16.5%

Shareholders' Equity
    At September 30 and December 31          $78.9 BILLION         $71.3 billion          10.7%

Retained Earnings
    At September 30 and December 31          $68.4 BILLION         $61.0 billion          12.1%

Return on Equity (a)
    At September 30 and December 31
     As presented                                 16.4%                17.2%
     Excluding catastrophe losses                 17.1%                17.3%

Consolidated Assets
    At September 30 and December 31          $776 BILLION           $678 billion          14.5%

Revenues (b)                               $25.41 BILLION          20.31 billion          25.1%

Insurance Cash Flow (c)                    $14.93 BILLION         $12.46 billion          19.8%

GENERAL INSURANCE

Net Premiums Written                       $10.73 BILLION          $8.97 billion          19.7%

Operating Income
   (excluding realized
    capital gains (losses))                $894.3 MILLION          $1.32 billion         (32.0%)

Operating Income
   (excluding realized
    capital gains (losses)
    and catastrophe losses)                 $1.63 BILLION          $1.39 billion          17.5%

Net Investment Income                      $869.0 MILLION         $741.9 million          17.1%

Loss and Loss Adjustment Reserves
   At September 30 and December 31         $43.82 BILLION         $36.65 billion          19.6%

Combined Ratio                                 99.89                  93.05

Catastrophe Loss Ratio                          7.13                   0.88

Combined Ratio, excluding
   catastrophe losses                          92.76                  92.17

Cash Flow                                   $3.64 BILLION          $3.58 billion           1.7%

                                     -more-

                                                  2004                2003              Change
                                                  ----                ----              ------
LIFE INSURANCE & RETIREMENT SERVICES (d)
GAAP Premiums                                $7.37 BILLION         $5.58 billion         32.1%

Premiums, Deposits and Other
  Considerations                            $17.25 BILLION        $13.49 billion         27.9%

Operating Income
   (excluding realized
    capital gains (losses))                  $2.19 BILLION         $1.83 billion         19.9%

FINANCIAL SERVICES

Operating Income                            $655.5 MILLION        $608.3 million          7.8%

ASSET MANAGEMENT (d)(e)

Operating Income                            $353.1 MILLION        $208.1 million         69.6%

   (a)   See reconciliation to GAAP ROE in the supplementary earnings data.
   (b) Represents the sum of General Insurance net premiums earned, GAAP Life Insurance & Retirement Services premiums, net investment income, Financial Services commissions, transactions and other fees, Asset Management commissions and other fees and fee income and net investment income with respect to Guaranteed Investment Contracts
         (GICs), and realized capital gains (losses).
   (c) In addition to General Insurance cash flow, includes Life Insurance & Retirement Services cash flow for investment, which generates the investment income necessary to meet policyholder obligations and to provide a profit margin to shareholders, as well as net cash flow from GICs.
   (d)   2003 is restated to conform to 2004 presentation.
   (e) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the third quarter and nine months 2004, operating income includes $116 million and $147 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

         Commenting on AIG's results, AIG Chairman, M.R. Greenberg said, "AIG had third quarter net income of $2.51 billion, up 7.5 percent, even after accounting for the unprecedented succession of storms, which included four hurricanes and three typhoons. Excluding realized capital gains (losses) and catastrophe losses, net income in the third quarter of 2004 increased 16.5 percent over a year ago. For the first nine months of 2004, net income was a record $8.03 billion, up 22.3 percent. Excluding realized capital gains (losses), cumulative effect of an accounting change and catastrophe losses, net income for the first nine months increased 18.5 percent.

         "This storm season was the most costly in history, and it resulted in a tragic loss of life. AIG's third quarter 2004 after tax catastrophe losses of $512.2 million compare to average annual after tax catastrophe losses over the prior 15 years of approximately $50 million. The importance of AIG's claims handling expertise, strong financial position and diverse business mix is evident in this quarter's results.

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
                                       -6-

         "For many years, the insurance industry has sought the ability to set up catastrophe reserves specifically to provide for serious events, such as those in the third quarter. The U.S. Congress and Treasury have not supported these efforts. However, I would hope that, following the impact of these destructive storms, more attention will be paid to this matter.

GENERAL INSURANCE

         "General Insurance had a strong quarter in the U.S. and around the world. General Insurance operating income excluding realized capital gains (losses) in the third quarter of 2004 was $894.3 million compared to $1.32 billion a year ago. Excluding catastrophe losses and realized capital gains (losses), General Insurance operating income increased 17.5 percent. Net premiums written were a record $10.73 billion, up 19.7 percent over a year ago. The General Insurance combined ratio was 99.89, or 92.76 excluding catastrophe losses, compared to 93.05, or 92.17 excluding catastrophe losses, a year ago.

         "Worldwide General Insurance net investment income was $869.0 million, an increase of 17.1 percent. Strong cash flow in our business resulted in increased interest and dividend income. We also had good realizations from our private equity investments compared to the prior year. General Insurance cash flow totaled $3.64 billion and $10.35 billion in the third quarter and nine months of 2004, respectively, compared to $3.58 billion and $9.49 billion a year earlier.

         "Underwriting is a process of careful risk by risk selection as well as pricing discipline. We will maintain this approach in order to assure that AIG receives adequate returns for the risks we accept. While industry pricing has eroded more than it should have in some classes of business, we are still able to identify profitable opportunities and build attractive new business as a result of our broad product line and extensive distribution reach.

         "At September 30, 2004, General Insurance net loss and loss adjustment reserves totaled $43.82 billion, an increase of $3.04 billion ($2.30 billion excluding catastrophe losses) and $7.17 billion ($6.44 billion excluding catastrophe losses) for the third quarter and nine months, respectively.

         "In the United States, the Domestic Brokerage Group had excellent premium growth of 20.6 percent in the third quarter. We continue to benefit from a flight to quality in a number of key lines of business. Net premiums written were a record $6.19 billion. The combined ratio was 101.76, or 94.95 excluding catastrophe losses, compared to 94.78, or 93.74 excluding catastrophe losses, in the third quarter of 2003.

         "The Domestic Personal Lines business had good premium growth. Third quarter underwriting performance was solid, even with the impact of catastrophes. Third quarter operating income was $72.7 million, or $97.4 million excluding catastrophe losses, compared to $74.9 million, or $79.9 million excluding catastrophe losses, a year ago. Net premiums written were $1.09 billion, up 18.7 percent over a year ago. The combined ratio


                                     -more-
was 97.69, or 95.41 excluding catastrophe losses, compared to 97.20, or 96.66 excluding catastrophe losses, a year ago.

         "HSB Group, Inc. had outstanding underwriting results and continues to expand its global client base. The third quarter 2004 combined ratio was 74.42 including catastrophe losses.

         "United Guaranty Corporation (UGC) had another good quarter. Premiums grew and refinancings continued to decline as interest rates rose. UGC's delinquency ratio remains well below the industry average. UGC is moving forward with plans to enter new international markets.

         "The results of Transatlantic Holdings, Inc. were impacted by the high level of catastrophes in the quarter. The third quarter combined ratio was 113.01, or 95.47 excluding catastrophe losses, compared to 96.16, or 95.76 excluding catastrophe losses, a year ago. Net premiums written grew 9.6 percent, to $987.4 million.

         "AIG's Foreign General Insurance operations had excellent results even though they were adversely impacted by the Asia typhoons and hurricanes in the Caribbean. Premiums in the third quarter were up 23.4 percent to $2.30 billion. The combined ratio was 92.95, or 86.61 excluding catastrophe losses, compared to 88.31, or 87.39 excluding catastrophe losses, a year ago.

         "The Far East region had excellent growth. In Japan, corporate and personal accident business expanded. Commercial lines in Europe continue to exhibit strong growth, as did our personal lines operations in Brazil and Latin America. Additionally, our joint venture in India has expanded its commercial lines leadership among the private sector companies.

LIFE INSURANCE & RETIREMENT SERVICES

         "Worldwide Life Insurance & Retirement Services had outstanding results. Operating income before realized capital gains (losses) was a record $2.19 billion, an increase of 19.9 percent, compared to $1.83 billion in the third quarter of 2003. Worldwide Life Insurance & Retirement Services GAAP premiums were $7.37 billion, an increase of 32.1 percent over the third quarter of 2003. Premiums, deposits and other considerations totaled $17.25 billion, up
27.9 percent compared to the third quarter of 2003. Cash flow continues to be outstanding.

         "AIG's Foreign Life Insurance & Retirement Services operations had outstanding results. Operating income excluding realized capital gains (losses) was a record $1.23 billion in the third quarter compared to $992.6 million a year ago. GAAP premiums were $5.78 billion, up 38.8 percent. Excluding a reinsurance transaction involving the group products segment's terminal funding business, third quarter 2004 GAAP premiums increased approximately 23 percent. Premiums, deposits and other considerations were $10.65 billion, compared to $6.09 billion in the third quarter of 2003.


                                     -more-

         "In Japan, we have an agreement and have obtained regulatory approvals that will enable the Sumitomo Life Insurance Company to market insurance products underwritten by ALICO. Sumitomo will initially market ALICO's cancer insurance coverage through the Sumitomo sales channel of approximately 40,000 sales representatives. ALICO and Sumitomo have also agreed to consider expanding the relationship to include other insurance products in the future.

         "Our life insurance businesses in Japan - ALICO, AIG Star Life, and AIG Edison Life - all had good results in the quarter, benefiting from their financial strength, diversified product portfolio and broad distribution. Total first year premiums increased 31.3 percent.

         "In China, our life operations also had a good quarter. Life insurance first year premiums were up 23.4 percent, significantly in excess of the industry average. The timing of sales contests can affect the quarter-over-quarter and sequential sales results. Additionally, personal accident sales reflect the repricing of certain key products to improve profit margins.

         "AIG's Domestic Life Insurance & Retirement Services businesses are on target for the quarter. Domestic Life Insurance & Retirement Services operating income excluding realized capital gains (losses) totaled $962.1 million in the third quarter of 2004, an increase of 15.0 percent compared to $836.4 million in the third quarter of 2003. GAAP premiums were $1.59 billion, up 12.2 percent. Premiums, deposits and other considerations were $6.60 billion compared to $7.40 billion in the third quarter of 2003 with a significant part of the decrease related to lower fixed annuity sales that resulted from our disciplined response to inadequate competitor pricing.

         "Life Insurance results from term, universal and structured settlement products were particularly strong. Restructuring at the home services business, AGLA, is proceeding under a new president who has significant experience in this business. He is implementing structural changes and developing new strategies. We believe this is a potentially valuable distribution channel that will be able to make a meaningful contribution to our overall growth.

         "Domestic retirement services had a good quarter as all three main businesses - group retirement products and individual fixed and variable annuities - reported solid growth in operating income due to improvements in U.S. equity markets and increased fixed annuity balances over the past year.


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
                                      -9-


FINANCIAL SERVICES

         "Financial Services had operating income of $655.5 million in the third quarter of 2004, compared to $608.3 million a year ago.

          "International Lease Finance Corporation reported operating income of $204.3 million in the quarter, compared to $190.5 million in the third quarter of 2003. Excluding the impact of the securitization of approximately $2 billion in aircraft in late 2003 and early 2004, these results would have increased approximately 12.8 percent from third quarter 2003. Lease rates have firmed considerably, as a result of strong demand spurred by a rapidly recovering global commercial aviation market, especially in Asia. Sales have begun to pick up, and we expect them to be even stronger in future periods.

         "Capital Markets operating income was $247.7 million, up modestly from the second quarter of 2004 and third quarter of 2003. We have a diverse product portfolio. The consolidation of AIG Trading Group into AIG Financial Products Corp. continues to meet its strategic objective of providing clients a full range of solutions.

         "Consumer Finance again had excellent results in both domestic and foreign operations. Operating income increased 17.5 percent to $203.9 million. In the United States, credit quality remains strong and receivables grew significantly. Foreign consumer finance operations performed very well as the operations in Poland continued its strong growth and the Hong Kong credit card business benefited from the strengthening local economy.

ASSET MANAGEMENT

         "Asset Management operating income was $353.1 million in the third quarter of 2004 compared to $208.1 million last year. Third quarter 2004 institutional asset management results include $116 million in third party limited partner earnings from certain AIG managed private equity and real estate funds, now required to be consolidated according to FIN46R. Assets under management grew $1 billion to over $50 billion. Guaranteed Investment Contracts
(GICs) will continue to be sold on an opportunistic basis.

         "In the Other Income/Deductions - net category, AIG reported a loss of $93.1 million in the third quarter of 2004 ($19.4 million loss excluding the catastrophe losses of minority owned companies), compared to a loss of $97.7 million a year earlier. The underlying improvement continues to be primarily attributable to increased income related to SunAmerica partnership investments."


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
                                      -10-


         Please see the attached statement with respect to the New York State Attorney General's investigation of certain brokerage practices.

                                     # # # #


         AIG is the world's leading international insurance and financial services organization, with operations in more than 130 countries and jurisdictions. AIG member companies serve commercial, institutional and individual customers through the most extensive worldwide property-casualty and life insurance networks of any insurer. In the United States, AIG companies are the largest underwriters of commercial and industrial insurance and AIG American General is a top-ranked life insurer. AIG's global businesses also include financial services, retirement services and asset management. AIG's financial services businesses include aircraft leasing, financial products, trading and market making. AIG's growing global consumer finance business is led in the United States by American General Finance. AIG also has one of the largest U.S. retirement services businesses through AIG SunAmerica and AIG VALIC, and is a leader in asset management for the individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG's common stock is listed on the New York Stock Exchange, as well as the stock exchanges in London, Paris, Switzerland and Tokyo.

                                     # # # #

         A conference call for the investment community will be held today at 9:00 a.m. EDT. The call will be broadcast live on the Internet at:

                               www.aigwebcast.com

The call will be archived at the same URL through Friday, October 29, 2004.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

         This press release contains forward-looking statements. Please refer to the AIG Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and AIG's past and future filings and reports filed with the Securities and Exchange Commission for a description of the business environment in which AIG operates and the important factors that may affect its business. AIG is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


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
                                      -11-


COMMENT ON REGULATION G
         This press release, including the financial highlights and supplementary earnings data, includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP figures in accordance with Regulation G are included herein.

         Throughout this press release, AIG presents its operations in the way it believes will be most meaningful and useful, as well as most transparent, to the investing public and others who use AIG's financial information in evaluating the performance of AIG. That presentation includes the use of certain non-GAAP measures. In addition to the GAAP presentations of net income and operating income, AIG shows both net income and operating income exclusive of realized capital gains (losses) and catastrophe losses.

         Although the investment of premiums to generate investment income (or loss) and realized capital gains or losses is an integral part of both life and general insurance operations, the determination to realize capital gains or losses is independent of the insurance underwriting process. Moreover, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In sum, investment income and realized capital gains or losses for any particular period are not indicative of quarterly business performance.

         AIG believes that a major part of the discipline of a successful general insurance company is to produce an underwriting profit, and it evaluates the performance of and manages its operations on that basis. Providing only a GAAP presentation of net income and operating income makes it much more difficult for users of AIG's financial information to evaluate AIG's success or failure in its basic business, that of insurance underwriting, and may, in AIG's opinion, lead to incorrect or misleading assumptions and conclusions. The equity analysts who follow AIG exclude the realized capital gains and losses in their analyses for the same reason, and consistently request that AIG provide the non-GAAP information.

         AIG presents net income and operating income excluding catastrophe losses because those losses are deemed to be significant for the third quarter and nine months 2004. AIG believes that this separate presentation is both meaningful and useful for users of AIG's financial information.

         AIG presents life and retirement services production (premiums, deposits and other considerations), net premiums written and combined ratios in accordance with accounting principles prescribed or permitted by insurance regulatory authorities because these are standard measures of performance used in the insurance industry and thus allow for more meaningful comparisons with AIG's insurance competitors.

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            NINE MONTHS ENDED SEPTEMBER 30,         THREE MONTHS ENDED SEPTEMBER 30,
                                                           2004          2003        CHANGE        2004         2003         CHANGE
                                                       ------------  ------------   --------   ------------  -----------    --------
GENERAL INSURANCE OPERATIONS:

     Net Premiums Written                              $ 31,323,183  $ 26,052,589     20.2 %   $ 10,729,852  $ 8,965,455     19.7 %
     Net Premiums Earned                                 29,048,877    23,331,101     24.5       10,323,613    8,289,994     24.5
     Underwriting Profit                                  1,366,889     1,669,578   (18.1)           25,314      573,192   (95.6)
     Net Investment Income                                2,618,471     2,257,238     16.0          868,991      741,897     17.1
     Income before Realized Capital Gains (Losses)        3,985,360     3,926,816      1.5          894,305    1,315,089   (32.0)
     Realized Capital Gains (Losses)                         18,854     (330,725)        -         (39,436)     (74,748)        -
     OPERATING INCOME                                     4,004,214     3,596,091     11.3          854,869    1,240,341   (31.1)
     OPERATING INCOME, EXCLUDING REALIZED CAPITAL
       GAINS (LOSSES) AND CATASTROPHE LOSSES           $  4,721,160  $  3,999,316     18.0 %   $  1,630,105  $ 1,387,589     17.5 %
------------------------------------------------------------------------------------------------------------------------------------
       Loss Ratio                                             75.65         73.87                     80.02        73.65
       Expense Ratio                                          19.65         18.94                     19.87        19.40
       Combined Ratio                                         95.30         92.81                     99.89        93.05
       Combined Ratio, excluding Catastrophe Losses           92.77         92.50                     92.76        92.17
------------------------------------------------------------------------------------------------------------------------------------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS (a):

     GAAP Premiums                                     $ 21,101,450  $ 16,984,067     24.2 %   $  7,366,479  $ 5,578,209     32.1 %
     Net Investment Income                               11,642,075     9,945,410     17.1        3,871,547    3,344,908     15.7
     Income before Realized Capital Gains (Losses)        6,408,402     5,315,640     20.6        2,192,044    1,828,923     19.9
     Realized Capital Gains (Losses)                      (106,323)     (656,518)        -         (25,286)    (123,609)        -
     OPERATING INCOME                                     6,302,079     4,659,122     35.3        2,166,758    1,705,314     27.1

FINANCIAL SERVICES OPERATING INCOME                       1,787,737     1,761,717      1.5          655,526      608,346      7.8

ASSET MANAGEMENT OPERATING INCOME (a)(b)                    868,697       578,096     50.3          353,058      208,148     69.6

Other Realized Capital Gains (Losses) (a)                 (161,014)     (360,517)        -           20,321    (160,988)        -
Other Income (Deductions) - net                           (164,038)     (376,699)        -         (93,147)     (97,674)        -
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT OF
       AN ACCOUNTING CHANGE                              12,637,675     9,857,810     28.2        3,957,385    3,503,487     13.0
Income Taxes                                              4,036,409     3,004,488        -        1,279,811    1,068,372        -
INCOME BEFORE MINORITY INTEREST AND CUMULATIVE
       EFFECT OF AN ACCOUNTING CHANGE                     8,601,266     6,853,322     25.5        2,677,574    2,435,115     10.0
Minority Interest, after-tax  -

       Income before Realized Capital Gains (Losses)      (381,848)     (283,828)        -        (162,627)     (94,074)        -
       Realized Capital Gains (Losses)                      (7,621)       (2,593)        -          (2,479)      (4,550)        -
INCOME BEFORE CUMULATIVE EFFECT OF
       AN ACCOUNTING CHANGE                               8,211,797     6,566,901     25.0        2,512,468    2,336,491      7.5
Cumulative Effect of an Accounting
       Change, net of tax (c)                             (181,431)             0        -                0            0        -
NET INCOME                                                8,030,366     6,566,901     22.3        2,512,468    2,336,491      7.5
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX               (173,522)     (897,835)        -         (31,612)    (241,582)        -
CUMULATIVE EFFECT OF AN ACCOUNTING
       CHANGE, NET OF TAX (c)                             (181,431)             0        -                0            0        -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF AN
       ACCOUNTING CHANGE, NET OF TAX                      8,385,319     7,464,736     12.3        2,544,080    2,578,073    (1.3)
CATASTROPHE LOSSES, NET OF TAX                            (512,206)      (46,215)        -        (512,206)     (46,215)        -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES), CUMULATIVE EFFECT OF AN ACCOUNTING
       CHANGE AND CATASTROPHE LOSSES, NET OF TAX       $  8,897,525  $  7,510,951     18.5 %   $  3,056,286  $ 2,624,288     16.5 %

                       AMERICAN INTERNATIONAL GROUP, INC.
                              FINANCIAL HIGHLIGHTS*
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                            NINE MONTHS ENDED SEPTEMBER 30,         THREE MONTHS ENDED SEPTEMBER 30,
                                                           2004          2003        CHANGE        2004         2003         CHANGE
                                                       ------------  ------------   --------   ------------  -----------    --------
PER SHARE - DILUTED:

NET INCOME                                             $       3.05  $       2.50     22.0 %   $       0.95  $      0.89      6.7 %
REALIZED CAPITAL GAINS (LOSSES), NET OF TAX                  (0.07)        (0.34)        -           (0.02)       (0.09)        -
CUMULATIVE EFFECT OF AN ACCOUNTING CHANGE, NET OF
        TAX (c)                                              (0.07)          0.00        -             0.00         0.00        -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT OF AN
       ACCOUNTING CHANGE, NET OF TAX                           3.19          2.84     12.3             0.97         0.98    (1.0)
CATASTROPHE LOSSES, NET OF TAX                               (0.19)        (0.02)        -           (0.19)       (0.02)        -
NET INCOME, EXCLUDING REALIZED CAPITAL GAINS
       (LOSSES), CUMULATIVE EFFECT OF AN ACCOUNTING
       CHANGE AND CATASTROPHE LOSSES, NET OF TAX       $       3.38  $       2.86     18.2 %   $       1.16  $      1.00     16.0 %


AVERAGE DILUTED COMMON
        SHARES OUTSTANDING                                2,630,030     2,627,740                 2,628,330    2,627,557

*    Including reconciliation in accordance with Regulation G.

(a)  2003 is restated to conform to 2004 presentation.

(b) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the third quarter and nine months 2004, operating income includes $116 million and $147 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

(c) Represents the cumulative effect of an accounting change, net of tax, related to SOP 03-1 "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts".

                       AMERICAN INTERNATIONAL GROUP, INC.
                                OPERATING INCOME
                                 (IN THOUSANDS)

                                                         NINE MONTHS ENDED SEPTEMBER 30,        THREE MONTHS ENDED SEPTEMBER 30,
                                                         2004          2003       CHANGE        2004          2003       CHANGE
                                                     ------------  ------------  ---------  ------------  ------------  --------
GENERAL INSURANCE:
          Domestic Brokerage Group                   $  2,144,495  $  2,017,553      6.3 %  $    524,953  $    630,050  (16.7) %
          Personal Lines                                  250,134       172,913     44.7          72,668        74,861   (2.9)
          Mortgage Guaranty                               296,226       319,167    (7.2)          94,706       100,590   (5.8)
          Transatlantic Holdings                          174,015       276,509   (37.1)        (47,116)       100,683      -
          Foreign General (a)                           1,120,135     1,135,522    (1.4)         248,976       407,187  (38.9)
          Intercompany Adjustments                            355         5,152       -              118         1,718      -
          Realized Capital Gains (Losses)                  18,854     (330,725)       -         (39,436)      (74,748)      -
LIFE INSURANCE & RETIREMENT SERVICES (b):
          Domestic
              Life Insurance                              671,597       595,679     12.7         231,060       205,437    12.5
              Home Service                                300,164       298,622      0.5          92,068        96,455    (4.5)
              Group Life/Health                            71,418        87,910   (18.8)          26,636        29,938   (11.0)
              Payout Annuities (c)                        105,617        95,550     10.5          34,937        34,873     0.2
              Retirement Services
                  Group Retirement Products               805,818       675,491     19.3         271,563       230,250    17.9
                  Individual Fixed Annuities              662,826       491,778     34.8         211,904       159,393    32.9
                  Individual Variable Annuities           132,209        36,543    261.8          52,074        23,435   122.2
                  Individual Annuities - Runoff (d)       138,191       161,985   (14.7)          41,953        56,679  (26.0)
              Intercompany Adjustments                      (277)         (215)       -            (102)          (88)      -
              Realized Capital Gains (Losses)           (170,414)     (326,942)       -         (17,804)     (123,908)      -
          Foreign
              Life Insurance                            2,298,186     2,046,056     12.3         796,396       700,729    13.7
              Personal Accident & Health                  851,012       608,349     39.9         299,977       211,212    42.0
              Group Products                              198,195       149,554     32.5          61,892        54,729    13.1
              Retirement Services
                  Individual Fixed Annuities              180,525        79,188    128.0          73,109        30,122   142.7
                  Individual Variable Annuities             6,379         (412)       -            3,500            26      -
              Intercompany Adjustments                   (13,458)      (10,438)       -          (4,923)       (4,267)      -
              Realized Capital Gains (Losses)              64,091     (329,576)       -          (7,482)           299      -

FINANCIAL SERVICES:
          Aircraft Finance                                546,877       548,357    (0.3)         204,282       190,472     7.3
          Capital Markets                                 663,835       728,663    (8.9)         247,729       240,642     2.9
          Consumer Finance                                579,408       488,553     18.6         203,914       173,592    17.5
          Other (e)                                       (2,383)       (3,856)       -            (399)         3,640      -

ASSET MANAGEMENT (b):
          Guaranteed Investment Contracts
               Domestic                                   446,284       360,579     23.8         131,787       122,256     7.8
               Foreign                                     31,121        32,091    (3.0)          10,634        12,412   (14.3)
          Institutional Asset Management (f)(g)           337,926       141,689    138.5         194,477        53,793   261.5
          Brokerage Services and Mutual Funds              53,366        43,737     22.0          16,160        19,687   (17.9)

Other Realized Capital Gains (Losses) (b)               (161,014)     (360,517)       -           20,321     (160,988)      -
Other Income (Deductions) - net                         (164,038)     (376,699)       -         (93,147)      (97,674)      -
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT
       OF AN ACCOUNTING CHANGE                         12,637,675     9,857,810     28.2       3,957,385     3,503,487    13.0
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST, REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT
        OF AN ACCOUNTING CHANGE                      $ 12,886,158  $ 11,205,570     15.0 %  $  4,001,786  $  3,862,832     3.6 %

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.
(b)   2003 is restated to conform to 2004 presentation.
(c) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.
(d) Represents runoff annuity business sold through merger related discontinued distribution relationships.
(e) Includes other financial services companies and intercompany reclassifications.
(f) Includes AIG Global Investment Group and certain smaller asset management operations.
(g) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the third quarter and nine months

      2004, operating income includes $116 million and $147 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

                       AMERICAN INTERNATIONAL GROUP, INC.
                  OPERATING INCOME EXCLUDING CATASTROPHE LOSSES
                                 (IN THOUSANDS)

                                                    NINE MONTHS ENDED SEPTEMBER 30,            THREE MONTHS ENDED SEPTEMBER 30,
                                                    -------------------------------            --------------------------------
                                                    2004            2003         CHANGE         2004           2003        CHANGE
                                                    ----            ----         ------         ----           ----        ------
GENERAL INSURANCE:
       Domestic Brokerage Group                 $  2,550,295    $  2,065,053       23.5%    $   930,753    $   677,550       37.4%
       Personal Lines                                274,834         177,913       54.5          97,368         79,861       21.9
       Mortgage Guaranty                             296,226         319,167       (7.2)         94,706        100,590       (5.8)
       Transatlantic Holdings                        339,015         280,009       21.1         117,884        104,183       13.2
       Foreign General (a)                         1,260,435       1,152,022        9.4         389,276        423,687       (8.1)
       Intercompany Adjustments                          355           5,152         --             118          1,718         --
       Realized Capital Gains (Losses)                18,854        (330,725)        --         (39,436)       (74,748)        --

LIFE INSURANCE & RETIREMENT SERVICES (b):
       Domestic
           Life Insurance                            671,597         595,679       12.7         231,060        205,437       12.5
           Home Service                              304,853         298,622        2.1          96,757         96,455        0.3
           Group Life/Health                          71,418          87,910      (18.8)         26,636         29,938      (11.0)
           Payout Annuities (c)                      105,617          95,550       10.5          34,937         34,873        0.2
           Retirement Services
               Group Retirement Products             805,818         675,491       19.3         271,563        230,250       17.9
               Individual Fixed Annuities            662,826         491,778       34.8         211,904        159,393       32.9
               Individual Variable Annuities         132,209          36,543      261.8          52,074         23,435      122.2
               Individual Annuities - Runoff(d)      138,191         161,985      (14.7)         41,953         56,679      (26.0)
           Intercompany Adjustments                     (277)           (215)        --            (102)           (88)        --
           Realized Capital Gains (Losses)          (170,414)       (326,942)        --         (17,804)      (123,908)        --
       Foreign
           Life Insurance                          2,298,186       2,046,056       12.3         796,396        700,729       13.7
           Personal Accident & Health                851,012         608,349       39.9         299,977        211,212       42.0
           Group Products                            198,195         149,554       32.5          61,892         54,729       13.1
           Retirement Services
               Individual Fixed Annuities            180,525          79,188      128.0          73,109         30,122      142.7
               Individual Variable Annuities           6,379            (412)        --           3,500             26         --
           Intercompany Adjustments                  (13,458)        (10,438)        --          (4,923)        (4,267)        --
           Realized Capital Gains (Losses)            64,091        (329,576)        --          (7,482)           299         --

FINANCIAL SERVICES:
       Aircraft Finance                              546,877         548,357       (0.3)        204,282        190,472        7.3
       Capital Markets                               663,835         728,663       (8.9)        247,729        240,642        2.9
       Consumer Finance                              579,408         488,553       18.6         203,914        173,592       17.5
       Other (e)                                      (2,383)         (3,856)        --            (399)         3,640         --

ASSET MANAGEMENT (b):
       Guaranteed Investment Contracts
            Domestic                                 446,284         360,579       23.8         131,787        122,256        7.8
            Foreign                                   31,121          32,091       (3.0)         10,634         12,412      (14.3)
       Institutional Asset Management (f)(g)         337,926         141,689      138.5         194,477         53,793      261.5
       Brokerage Services and Mutual Funds            53,366          43,737       22.0          16,160         19,687      (17.9)
Other Realized Capital Gains (Losses) (b)           (161,014)       (360,517)        --          20,321       (160,988)        --
Other Income (Deductions) - net                      (90,250)       (376,699)        --         (19,359)       (97,674)        --
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST AND CUMULATIVE EFFECT
       OF AN ACCOUNTING CHANGE                    13,451,952       9,930,310       35.5       4,771,662      3,575,987       33.4
INCOME BEFORE INCOME TAXES, MINORITY
       INTEREST, REALIZED CAPITAL GAINS
       (LOSSES) AND CUMULATIVE EFFECT
        OF AN ACCOUNTING CHANGE                 $ 13,700,435    $ 11,278,070       21.5%    $ 4,816,063    $ 3,935,332       22.4%

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b)   2003 is restated to conform to 2004 presentation.

(c) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(d) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(e) Includes other financial services companies and intercompany reclassifications.

(f) Includes AIG Global Investment Group and certain smaller asset management operations.

(g) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the third quarter and nine months 2004, operating income includes $116 million and $147 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

                       AMERICAN INTERNATIONAL GROUP, INC.
                          SUPPLEMENTARY EARNINGS DATA*
                                 (IN THOUSANDS)

                                                      NINE MONTHS ENDED SEPTEMBER 30,           THREE MONTHS ENDED SEPTEMBER 30,
                                                      -------------------------------           --------------------------------
                                                      2004           2003         CHANGE         2004            2003       CHANGE
                                                      ----           ----         ------         ----            ----       ------
GENERAL INSURANCE OPERATIONS:
    NET PREMIUMS WRITTEN
        Domestic Brokerage Group                   $17,546,457   $ 14,733,497       19.1%    $  6,185,893    $ 5,130,155      20.6%
        Personal Lines                               3,288,360      2,703,786       21.6        1,091,397        919,174      18.7
        Mortgage Guaranty                              452,647        390,012       16.1          162,838        148,525       9.6
        Transatlantic Holdings                       2,822,052      2,472,186       14.2          987,385        901,255       9.6
        Foreign General (a)                          7,213,667      5,753,108       25.4        2,302,339      1,866,346      23.4
                                                   -----------   ------------                ------------    -----------
        TOTAL                                       31,323,183     26,052,589       20.2       10,729,852      8,965,455      19.7

    OPERATING INCOME (LOSS)
        Domestic Brokerage Group (b)                 2,144,495      2,017,553        6.3          524,953        630,050     (16.7)
        Personal Lines (b)                             250,134        172,913       44.7           72,668         74,861      (2.9)
        Mortgage Guaranty                              296,226        319,167       (7.2)          94,706        100,590      (5.8)
        Transatlantic Holdings (b)                     174,015        276,509      (37.1)         (47,116)       100,683        --
        Foreign General (a)(b)(c)                    1,120,135      1,135,522       (1.4)         248,976        407,187     (38.9)
        Intercompany Adjustments                           355          5,152         --              118          1,718        --
                                                   -----------   ------------                ------------    -----------
        TOTAL BEFORE REALIZED CAPITAL
           GAINS (LOSSES)                            3,985,360      3,926,816        1.5          894,305      1,315,089     (32.0)
        Realized Capital Gains (Losses)                 18,854       (330,725)        --          (39,436)       (74,748)       --
        OPERATING INCOME                           $ 4,004,214   $  3,596,091       11.3%    $    854,869    $ 1,240,341     (31.1)%
                                                   -----------   ------------     ------     ------------    -----------    ------

    COMBINED RATIO:
        Domestic Brokerage Group                         97.71          94.66                      101.76          94.78
        Personal Lines                                   96.28          97.90                       97.69          97.20
        Mortgage Guaranty                                51.56          46.57                       56.02          57.58
        Transatlantic Holdings                          101.70          96.59                      113.01          96.16
        Foreign General (a)                              88.72          87.81                       92.95          88.31
        TOTAL                                            95.30          92.81                       99.89          93.05
                                                   -----------   ------------     ------     ------------    -----------    ------

    OPERATING INCOME EXCLUDING CATASTROPHE
      LOSSES:
        Domestic Brokerage Group (b)               $ 2,550,295   $  2,065,053       23.5%    $    930,753    $   677,550      37.4%
        Personal Lines (b)                             274,834        177,913       54.5           97,368         79,861      21.9
        Mortgage Guaranty                              296,226        319,167       (7.2)          94,706        100,590      (5.8)
        Transatlantic Holdings (b)                     339,015        280,009       21.1          117,884        104,183      13.2
        Foreign General (a)(b)(c)                    1,260,435      1,152,022        9.4          389,276        423,687      (8.1)
        Intercompany Adjustments                           355          5,152         --              118          1,718        --
                                                   -----------   ------------                ------------    -----------
        TOTAL BEFORE REALIZED CAPITAL GAINS
          (LOSSES) AND CATASTROPHE LOSSES          $ 4,721,160   $  3,999,316       18.0%    $  1,630,105    $ 1,387,589      17.5%
                                                   -----------   ------------     ------     ------------    -----------    ------


    COMBINED RATIO EXCLUDING CATASTROPHE LOSSES:
        Domestic Brokerage Group                         95.22          94.29                       94.95          93.74
        Personal Lines                                   95.50          97.71                       95.41          96.66
        Mortgage Guaranty                                51.56          46.57                       56.02          57.58
        Transatlantic Holdings                           95.66          96.44                       95.47          95.76
        Foreign General (a)                              86.56          87.49                       86.61          87.39

        TOTAL                                            92.77          92.50                       92.76          92.17

*     Including reconciliation in accordance with Regulation G.

(a) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

(b) Pretax catastrophe losses for the third quarter and nine months 2004 by segment were: Domestic Brokerage Group $405.8 million, Personal Lines $24.7 million, Transatlantic Holdings $165.0 million and Foreign General $140.3 million. Pretax catastrophe losses for the third quarter and nine months 2003 by segment were: Domestic Brokerage Group $47.5 million, Personal Lines $5.0 million, Transatlantic Holdings $3.5 million and Foreign General $16.5 million.

(c) Operating income reflects lower net investment income due to timing of private equity and partnership distributions. Excluding catastrophe losses, third quarter and nine months 2004 underwriting profit rose 23.4% and 27.4%, respectively, compared to the same periods in 2003.

SUPPLEMENTARY EARNINGS DATA - PAGE 2

                                                 NINE MONTHS ENDED SEPTEMBER 30,              THREE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------              --------------------------------
                                                 2004             2003        CHANGE          2004            2003        CHANGE
                                                 ----             ----        ------          ----            ----        ------
GENERAL INSURANCE OPERATIONS:
    Losses and Loss Expenses Paid (a)      $  14,804,950    $  12,883,057       14.9%    $   5,221,897   $   4,492,735      16.2%
    Change in Loss and
         Loss Expense Reserve (b)              7,171,751        4,350,660       64.8         3,038,962       1,612,699      88.4
                                           -------------    -------------                -------------   -------------
    Losses and Loss Expenses Incurred         21,976,701       17,233,717       27.5         8,260,859       6,105,434      35.3
    Net Loss and Loss Expense Reserve         43,818,839       35,091,537       24.9
    UNDERWRITING PROFIT                        1,366,889        1,669,578      (18.1)           25,314         573,192     (95.6)
    UNDERWRITING PROFIT EXCLUDING
        CATASTROPHE LOSSES                 $   2,102,689    $   1,742,078       20.7%    $     761,114   $     645,692      17.9%


    FOREIGN EXCHANGE IMPACT ON GROWTH OF
        NET PREMIUMS WRITTEN WORLDWIDE
        Growth in Original Currency                 17.9%                                         18.0%
        Foreign Exchange Impact                      2.3                                           1.7
        Growth as Reported in U.S.$                 20.2                                          19.7
              FOREIGN GENERAL (c)

        Growth in Original Currency                 16.3                                          16.8
        Foreign Exchange Impact                      9.1                                           6.6
        Growth as Reported in U.S.$                 25.4%                                         23.4%

(a) The paid loss ratios for the three months ended September 30, 2004 and 2003 were 50.58 and 54.20, respectively. The paid loss ratios for the nine months ended September 30, 2004 and 2003 were 50.96 and 55.22, respectively. Additionally, 2004 paid losses were impacted by the inclusion of GE personal lines business, which was acquired at the end of August 2003.

(b) Excluding catastrophe losses the change in loss and loss expense reserve for the third quarter and nine months 2004 is $2.30 billion and $6.44 billion, respectively.

(c) Foreign General insurance excludes the foreign operations of Transatlantic Holdings, Inc.

SUPPLEMENTARY EARNINGS DATA - PAGE 3

                                                         NINE MONTHS ENDED SEPTEMBER 30,            THREE MONTHS ENDED SEPTEMBER 30,
                                                        2004            2003(a)     CHANGE          2004           2003 (a)   CHANGE
                                                        ----            -------     ------          ----           --------   ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  GAAP PREMIUMS
      DOMESTIC
        Life Insurance                             $ 1,406,979     $  1,314,112       7.1 %    $    501,196    $   476,331      5.2%
        Home Service                                   611,866          625,160      (2.1)          201,802        207,198     (2.6)
        Group Life/Health                              858,509          764,441      12.3           303,630        252,557     20.2
        Payout Annuities (b)                         1,126,019        1,008,417      11.7           372,099        291,040     27.9
        Retirement Services
          Group Retirement Products                    231,118          179,934      28.4            76,680         66,773     14.8
          Individual Fixed Annuities                    42,672           35,221      21.2            15,130         15,286     (1.0)
          Individual Variable Annuities                300,073          239,624      25.2           100,748         86,632     16.3
          Individual Annuities - Runoff(c)              58,570           61,212      (4.3)           18,970         21,644    (12.4)
                                                        ------           ------                      ------         ------
        TOTAL                                        4,635,806        4,228,121       9.6         1,590,255      1,417,461     12.2
      FOREIGN
        Life Insurance                              11,134,903        9,436,567      18.0         3,540,875      3,052,480     16.0
        Personal Accident & Health                   3,171,509        2,186,005      45.1         1,084,220        746,818     45.2
        Group Products (d)                           1,831,621          944,799      93.9         1,028,667        311,770    229.9
        Retirement Services
          Individual Fixed Annuities                   282,340          174,020      62.2           105,866         43,025    146.1
          Individual Variable Annuities                 45,271           14,555     211.0            16,596          6,655    149.4
                                                        ------           ------                      ------          -----
        TOTAL                                       16,465,644       12,755,946      29.1         5,776,224      4,160,748     38.8
      TOTAL GAAP PREMIUMS                           21,101,450       16,984,067      24.2         7,366,479      5,578,209     32.1
                                                    ----------       ----------                   ---------      ---------
  PREMIUMS, DEPOSITS AND OTHER
      CONSIDERATIONS (e)
      DOMESTIC
        Life Insurance                               2,136,998        2,001,279       6.8           761,474        700,791      8.7
        Home Service                                   729,976          731,748      (0.2)          240,171        247,189     (2.8)
        Group Life/Health                              848,052          772,121       9.8           305,625        264,286     15.6
        Payout Annuities                             1,637,463        1,285,634      27.4           517,938        413,658     25.2
        Retirement Services
          Group Retirement Products                  4,141,837        4,004,615       3.4         1,450,316      1,504,783     (3.6)
          Individual Fixed Annuities                 7,965,803        8,184,894     (2.7)         2,347,659      3,267,439    (28.1)
          Individual Variable Annuities              3,256,985        2,485,438      31.0           916,373        915,906      0.1
          Individual Annuities - Runoff                194,048          275,229     (29.5)           56,771         83,559    (32.1)
                                                       -------          -------                      ------         ------
        TOTAL                                       20,911,162       19,740,958       5.9         6,596,327      7,397,611    (10.8)
      FOREIGN
        Life Insurance                              13,653,845       10,934,430      24.9         4,331,513      3,639,050     19.0
        Personal Accident & Health                   3,204,417        2,186,288      46.6         1,082,720        745,084     45.3
        Group Products (d)                           2,707,106        1,547,272      75.0         1,292,898        464,445    178.4
        Retirement Services
          Individual Fixed Annuities                 8,892,027        1,665,722     433.8         3,527,922        915,536    285.3
          Individual Variable Annuities              1,227,917          903,940      35.8           415,775        323,803     28.4
                                                     ---------          -------                     -------        -------
        TOTAL                                       29,685,312       17,237,652      72.2        10,650,828      6,087,918     75.0
      TOTAL PREMIUMS, DEPOSITS AND OTHER
        CONSIDERATIONS                            $ 50,596,474     $ 36,978,610      36.8 %    $ 17,247,155    $13,485,529     27.9%

(a)   Restated to conform to 2004 presentation.

(b) Includes Structured Settlements, Single Premium Immediate Annuities and Terminal Funding Annuities.

(c) Represents runoff annuity business sold through merger related discontinued distribution relationships.

(d) Third quarter and nine months 2004 include approximately $640 million of premium from a reinsurance transaction involving terminal funding business. This single premium amount is offset by a similar amount of benefits incurred.

(e) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 4

                                                       NINE MONTHS ENDED SEPTEMBER 30,              THREE MONTHS ENDED SEPTEMBER 30,
                                                       2004           2003 (a)     CHANGE           2004         2003 (a)     CHANGE
                                                       ----           --------     ------           ----         --------     ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  NET INVESTMENT INCOME
      DOMESTIC
        Life Insurance                            $  1,093,782     $   965,940       13.2 %    $   361,935    $   348,041       4.0%
        Home Service                                   528,442         510,721        3.5          177,106        171,406       3.3
        Group Life/Health                               92,610          87,240        6.2           31,360         30,417       3.1
        Payout Annuities                               599,870         510,526       17.5          199,539        190,532       4.7
        Retirement Services
          Group Retirement Products                  1,617,303       1,521,965        6.3          550,772        523,289        5.3
          Individual Fixed Annuities                 2,266,743       1,837,075       23.4          772,046        643,176       20.0
          Individual Variable Annuities                179,631         172,265        4.3           57,856         63,982      (9.6)
          Individual Annuities - Runoff                807,064         971,515      (16.9)         262,547        279,697      (6.1)
        Intercompany Adjustments                          (277)           (215)       -               (102)           (88)      -
                                                          ----            ----                        ----            ---
        TOTAL                                        7,185,168       6,577,032        9.2        2,413,059      2,250,452       7.2

      FOREIGN
        Life Insurance                               3,248,316       2,779,462       16.9        1,066,520        895,565      19.1
        Personal Accident & Health                     133,221         118,478       12.4           46,406         42,067      10.3
        Group Products                                 311,121         248,538       25.2          108,329         79,434      36.4
        Retirement Services
          Individual Fixed Annuities                   700,230         230,910      203.2          254,831         81,304     213.4
          Individual Variable Annuities                 77,477           1,428       -             (12,675)           353       -
        Intercompany Adjustments                       (13,458)        (10,438)      -              (4,923)        (4,267)      -
                                                       -------         -------                      ------         ------
        TOTAL                                        4,456,907       3,368,378       32.3        1,458,488      1,094,456      33.3
      TOTAL NET INVESTMENT INCOME                 $ 11,642,075     $ 9,945,410       17.1 %    $ 3,871,547    $ 3,344,908      15.7%


(a)   Restated to conform to 2004 presentation.

SUPPLEMENTARY EARNINGS DATA - PAGE 5

                                                        NINE MONTHS ENDED SEPTEMBER 30,             THREE MONTHS ENDED SEPTEMBER 30,
                                                        2004            2003 (a)   CHANGE           2004         2003 (a)     CHANGE
                                                        ----            --------   ------           ----         --------     ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  OPERATING INCOME
      DOMESTIC
        Life Insurance                            $   671,597       $   595,679      12.7 %    $   231,060    $   205,437      12.5%
        Home Service (b)                              300,164           298,622       0.5           92,068         96,455      (4.5)
        Group Life/Health                              71,418            87,910    (18.8)           26,636         29,938     (11.0)
        Payout Annuities                              105,617            95,550      10.5           34,937         34,873       0.2
        Retirement Services
          Group Retirement Products                   805,818           675,491      19.3          271,563        230,250      17.9
          Individual Fixed Annuities                  662,826           491,778      34.8          211,904        159,393      32.9
          Individual Variable Annuities               132,209            36,543     261.8           52,074         23,435     122.2
          Individual Annuities - Runoff               138,191           161,985    (14.7)           41,953         56,679    (26.0)
        Intercompany Adjustments                         (277)             (215)      -               (102)           (88)      -
                                                         ----              ----                       ----            ---
        TOTAL DOMESTIC BEFORE REALIZED
          CAPITAL GAINS (LOSSES)                    2,887,563         2,443,343      18.2          962,093        836,372      15.0
        Realized Capital Gains (Losses)              (170,414)         (326,942)      -            (17,804)      (123,908)      -
                                                     --------          --------                    -------       --------
        DOMESTIC OPERATING INCOME                   2,717,149         2,116,401      28.4          944,289        712,464      32.5

      FOREIGN
        Life Insurance                              2,298,186         2,046,056      12.3          796,396        700,729      13.7
        Personal Accident & Health                    851,012           608,349      39.9          299,977        211,212      42.0
        Group Products                                198,195           149,554      32.5           61,892         54,729      13.1
        Retirement Services
          Individual Fixed Annuities                  180,525            79,188     128.0           73,109         30,122     142.7
          Individual Variable Annuities                 6,379              (412)      -              3,500             26       -
        Intercompany Adjustments                      (13,458)          (10,438)      -             (4,923)        (4,267)      -
                                                      -------           -------                     ------         ------
        TOTAL FOREIGN BEFORE REALIZED
          CAPITAL GAINS (LOSSES)                    3,520,839         2,872,297      22.6        1,229,951        992,551      23.9
        Realized Capital Gains (Losses)                64,091          (329,576)      -             (7,482)           299       -
                                                       ------          --------                     ------            ---
        FOREIGN OPERATING INCOME                    3,584,930         2,542,721      41.0        1,222,469        992,850      23.1
      WORLDWIDE LIFE INSURANCE & RETIREMENT
        SERVICES BEFORE REALIZED CAPITAL
          GAINS (LOSSES)                            6,408,402         5,315,640      20.6        2,192,044      1,828,923      19.9
      Realized Capital Gains (Losses)                (106,323)         (656,518)      -            (25,286)      (123,609)      -
                                                     --------          --------                    -------       --------
      WORLDWIDE OPERATING INCOME                  $ 6,302,079       $ 4,659,122      35.3 %    $ 2,166,758    $ 1,705,314      27.1%

(a)   Restated to conform to 2004 presentation.

(b) Third quarter and nine months 2004 include $4.7 million of catastrophe losses relating to minor property-casualty subsidiaries currently in run-off.

SUPPLEMENTARY EARNINGS DATA - PAGE 6

                                                        NINE MONTHS ENDED SEPTEMBER 30,             THREE MONTHS ENDED SEPTEMBER 30,
                                                        2004            2003(a)      CHANGE           2004         2003(a)    CHANGE
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  DOMESTIC - OTHER DATA
      LIFE INSURANCE
        Periodic Premium Sales (b):
          Individual/Retail                       $   352,653     $     257,140       37.1%      $   118,113    $    86,470    36.6%
          Institutional Markets                        24,941            58,140      (57.1)            4,681         21,400   (78.1)
                                                       ------            ------                        -----         ------
        Total Periodic Sales                          377,594           315,280       19.8           122,794        107,870    13.8
        Unscheduled & Single Deposits                 301,941           292,000        3.4            81,461        122,660   (33.6)
        Life Insurance Reserves                    19,947,986        18,910,064        5.5

      HOME SERVICE
        Product Sales
          Life/Accident & Health(b)                    83,936            83,449        0.6            25,240         28,899   (12.7)
          Fixed Annuity                                82,477            90,433       (8.8)           26,779         31,433   (14.8)
        Total Insurance Reserves                    7,145,737         7,011,640        1.9

      GROUP LIFE/HEALTH
        Annualized Earned Premium                   1,259,600         1,235,143        2.0

      PAYOUT ANNUITIES
        Insurance Reserves                         10,741,500         9,215,714       16.6

      GROUP RETIREMENT PRODUCTS
        Deposits(c)                                 4,930,205         4,357,237       13.1         1,774,610      1,627,976     9.0

      NET FLOWS
        Group Retirement Products (c)               1,678,045         2,508,621      (33.1)          884,424        955,084    (7.4)
        Individual Fixed Annuities                  6,184,979         7,003,561      (11.7)        1,699,809      2,838,099   (40.1)
        Individual Variable Annuities               1,341,821           857,134       56.5           260,921        361,988   (27.9)
        Individual Annuities - Runoff                (946,985)         (812,092)       -            (343,110)      (228,792)    -
                                                     --------          --------                     --------       --------
        TOTAL                                     $ 8,257,860     $   9,557,224      (13.6)%     $ 2,502,044    $ 3,926,379  (36.3)%

      SURRENDER RATES
        Group Retirement Products (c)                     8.5%(d)           5.6%                         6.9%           5.8%
        Individual Fixed Annuities                        5.7%              5.0%                         5.9%           5.0%
        Individual Variable Annuities                    10.4%             10.8%                        10.7%          10.3%

      GENERAL AND SEPARATE ACCOUNT RESERVES
        Group Retirement Products (c)             $53,133,975     $  47,935,048       10.8%
        Individual Fixed Annuities                 49,056,345        39,723,444       23.5
        Individual Variable Annuities              24,981,443        21,699,887       15.1
        Individual Annuities - Runoff              20,903,810        21,876,106      (4.4)
                                                   ----------        ----------
        TOTAL                                    $148,075,573     $ 131,234,485       12.8%

(a)   Restated to conform to 2004 presentation.

(b) Life Insurance sales represent premiums from new sales that are expected to be collected over a one year period.

(c)   Includes group retirement annuities and group mutual funds.

(d) Excluding the loss of a single account declined to be written at an inadequate profit level in first quarter 2004, the surrender rate was 6.9 percent.

SUPPLEMENTARY EARNINGS DATA - PAGE 7

                                                       NINE MONTHS ENDED SEPTEMBER 30,             THREE MONTHS ENDED SEPTEMBER 30,
                                                       2004             2003 (a)    CHANGE         2004          2003 (a)     CHANGE
                                                       ----             --------    ------         ----          --------     ------
LIFE INSURANCE & RETIREMENT SERVICES OPERATIONS:
  FOREIGN - OTHER DATA
      FIRST YEAR PREMIUMS
        LIFE INSURANCE
          Japan                                       $  513,217     $   424,797      20.8%     $  167,233      $ 145,305      15.1%
          China                                           81,891          54,584      50.0          25,976        21,057       23.4
          Asia excluding Japan and China               1,164,933       1,275,497     (8.7)         361,420       381,759      (5.3)
          All Other Regions                              174,910         142,808      22.5          51,953        51,589        0.7
                                                         -------         -------                    ------        ------
          TOTAL                                        1,934,951       1,897,686       2.0         606,582       599,710        1.1
        PERSONAL ACCIDENT & HEALTH
          Japan                                          533,649         315,437      69.2         178,254       114,371       55.9
          China                                           22,566          22,897     (1.4)           7,814         8,651      (9.7)
          Asia excluding Japan and China                 177,295         143,484      23.6          60,159        47,163       27.6
          All Other Regions                               79,504          69,309      14.7          26,299        23,861       10.2
                                                          ------          ------                    ------        ------
          TOTAL                                          813,014         551,127      47.5         272,526       194,046       40.4
        GROUP PRODUCTS
          Japan                                           16,614          18,514    (10.3)           4,096         6,478     (36.8)
          Asia excluding Japan and China                  60,021          37,287      61.0          32,065        13,452      138.4
          All Other Regions                              484,954         407,127      19.1         148,829       105,147       41.5
                                                         -------         -------                   -------       -------
          TOTAL                                          561,589         462,928      21.3         184,990       125,077       47.9
        TOTAL FIRST YEAR PREMIUMS
          Japan                                        1,063,480         758,748      40.2         349,583       266,154       31.3
          China                                          104,457          77,481      34.8          33,790        29,708       13.7
          Asia excluding Japan and China               1,402,249       1,456,268     (3.7)         453,644       442,374        2.5
          All Other Regions                              739,368         619,244      19.4         227,081       180,597       25.7
                                                         -------         -------                   -------       -------
          TOTAL                                        3,309,554       2,911,741      13.7     $ 1,064,098     $ 918,833       15.8%

      RETIREMENT SERVICES RESERVES
        Individual Fixed Annuities                    27,120,037       7,332,977     269.8
        Individual Variable Annuities               $  3,385,188     $ 1,363,115     148.3%
-----------------------------------------------------------------------------------------------------------------------
      FOREIGN EXCHANGE IMPACT ON GROWTH OF:

      GAAP PREMIUMS
        WORLDWIDE
          Growth in Original Currency                    19.7 %                                       28.8%
          Foreign Exchange Impact                         4.5                                          3.3
          Growth as Reported in U.S. $                   24.2                                         32.1
          FOREIGN
          Growth in Original Currency                    23.1                                         34.5
          Foreign Exchange Impact                         6.0                                          4.3
          Growth as Reported in U.S. $                   29.1                                         38.8

        PREMIUMS, DEPOSITS AND OTHER CONSIDERATIONS(b)
          WORLDWIDE
          Growth in Original Currency                    33.9                                         26.1
          Foreign Exchange Impact                         2.9                                          1.8
          Growth as Reported in U.S. $                   36.8                                         27.9
          FOREIGN
          Growth in Original Currency                    65.9                                         70.9
          Foreign Exchange Impact                         6.3                                          4.1
          Growth as Reported in U.S. $                   72.2 %                                       75.0%


(a)   Restated to conform to 2004 presentation.

(b) Premiums, deposits and other considerations represent aggregate business activity during the respective periods presented on a non-GAAP basis.

SUPPLEMENTARY EARNINGS DATA - PAGE 8

                                                         NINE MONTHS ENDED SEPTEMBER 30,            THREE MONTHS ENDED SEPTEMBER 30,
                                                        2004             2003       CHANGE          2004             2003     CHANGE
                                                        ----             ----       ------          ----             ----     ------
FINANCIAL SERVICES:
  REVENUES
      Aircraft Finance                             $ 2,403,703       $ 2,271,892       5.8%    $   841,270       $  785,034     7.2%
      Capital Markets                                1,161,021         1,242,324      (6.5)        426,424          434,229    (1.8)
      Consumer Finance                               2,177,749         1,957,482      11.3         762,091          664,677     14.7
      Other (a)                                         25,466            24,013       6.1           8,277            1,940    326.6
                                                        ------            ------                     -----            -----
      TOTAL                                          5,767,939         5,495,711       5.0       2,038,062        1,885,880      8.1
  OPERATING INCOME
      Aircraft Finance                                 546,877           548,357      (0.3)        204,282          190,472      7.3
      Capital Markets                                  663,835           728,663      (8.9)        247,729          240,642      2.9
      Consumer Finance                                 579,408           488,553      18.6         203,914          173,592     17.5
      Other (a)                                        (2,383)           (3,856)       -              (399)           3,640       -
                                                       -------           -------                      -----           -----
      TOTAL                                          1,787,737         1,761,717       1.5         655,526          608,346      7.8
------------------------------------------------------------------------------------------------------------------------------------
ASSET MANAGEMENT (b)(c):
  REVENUES
      Guaranteed Investment Contracts
        Domestic                                     1,729,726         1,539,920      12.3         584,549          515,795     13.3
        Foreign                                        294,391           313,910     (6.2)          97,862          101,119    (3.2)
      Institutional Asset Management (d)               717,511           456,315      57.2         242,741          156,399     55.2
      Brokerage Services and Mutual Funds              185,268           148,281      24.9          61,957           51,242     20.9
                                                       -------           -------                    ------           ------
      TOTAL                                          2,926,896         2,458,426      19.1         987,109          824,555     19.7

  OPERATING INCOME
      Guaranteed Investment Contracts
        Domestic                                       446,284           360,579      23.8         131,787          122,256      7.8
        Foreign                                         31,121            32,091     (3.0)          10,634           12,412   (14.3)
      Institutional Asset Management (d)(e)            337,926           141,689     138.5         194,477           53,793    261.5
      Brokerage Services and Mutual Funds               53,366            43,737      22.0          16,160           19,687   (17.9)
                                                        ------            ------                    ------           ------
      TOTAL (e)                                        868,697           578,096      50.3         353,058          208,148     69.6
------------------------------------------------------------------------------------------------------------------------------------
  GUARANTEED INVESTMENT CONTRACTS
  DEPOSITS
      Domestic                                       8,770,544         6,445,799      36.1       1,964,352        2,690,357   (27.0)
      Foreign                                        3,995,339         2,911,165      37.2       1,875,512          461,054   306.8
                                                     ---------         ---------                 ---------          -------
      TOTAL                                         12,765,883         9,356,964      36.4      $3,839,864 $      3,151,411    21.8%

  RESERVES
      Domestic                                      44,484,847        37,613,846      18.3
      Foreign                                        8,069,313         7,163,674      12.6
                                                     ---------         ---------
      TOTAL                                        $52,554,160       $44,777,520      17.4%

EFFECTIVE TAX RATES:
  Net Income                                             31.94%            30.48%                   32.34%            30.49%
  Realized Capital Gains (Losses)                        33.23%            33.58%                   34.39%            34.04%

(a) Includes other financial services companies and intercompany reclassifications.

(b)   2003 is restated to conform to 2004 presentation.

(c) At September 30, 2004, AIG's third party assets under management, including mutual funds and institutional accounts, totaled over $50 billion.

(d) Includes AIG Global Investment Group and certain smaller asset management operations.

(e) Includes the results of certain AIG managed private equity and real estate funds consolidated effective December 31, 2003 pursuant to FIN46R, "Consolidation of Variable Interest Entities". For the third quarter and nine months 2004, operating income includes $116 million and $147 million, respectively, of third-party limited partner earnings offset in Minority Interest Expense.

SUPPLEMENTARY EARNINGS DATA - PAGE 9

ADDITIONAL RECONCILIATION IN ACCORDANCE WITH REGULATION G

                                                           NINE MONTHS      TWELVE MONTHS
                                                             ENDED             ENDED
                                                           SEPTEMBER 30,      DECEMBER 31,
                                                              2004               2003
                                                              ----               ----
      RETURN ON EQUITY RECONCILIATION

      Return on Equity, GAAP basis                            14.3 %            14.1 %

      Percent Related to Reconciliation                        2.1               3.1
                                                               ---               ---

      Return on Equity, as presented (a)                      16.4              17.2

      Catastrophe Losses                                       0.7               0.1
                                                               ---               ---

      Return on Equity, as presented excluding
          Catastrophe Losses                                  17.1 %            17.3 %



(a) Return on Equity, as presented is net income, before realized capital gains (losses) and cumulative effect of an accounting change, expressed as a percentage of average shareholders' equity, exclusive of unrealized appreciation (depreciation) of investments, net of tax.

NEW YORK STATE ATTORNEY GENERAL INVESTIGATION

         As previously disclosed, on October 14, 2004, the New York State Attorney General brought a lawsuit challenging certain insurance brokerage practices related to contingent commissions. Neither AIG nor any of its subsidiaries is a defendant in that action, although the lawsuit names several insurance companies, including AIG subsidiaries, as participants in the challenged practices, and two employees of an AIG subsidiary have pleaded guilty in connection with the Attorney General's investigation. AIG expects there will be additional investigations, and that various parties, including insureds and shareholders, will assert claims against AIG or its subsidiaries. AIG is actively investigating these matters, but the extent, timing and outcome of any related claims are uncertain. AIG cannot at this time estimate its potential costs related to these matters and accordingly, no reserve is being established in AIG's financial statements at this time. In the opinion of AIG management, AIG's ultimate liability for these matters is not likely to have a material adverse effect on AIG's consolidated financial condition, although it is possible that the effect would be material to AIG's consolidated results of operations for an individual reporting period.